UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On July 29, 2006, Greens Worldwide Incorporated (“GRWW”) entered into an Asset Purchase Agreement (“Agreement”) with ArEn Services, LLC a/k/a Champions Golf Tour (Seller), a firm engaged in the business of marketing and operating a professional sports golf tournament business.  The transaction closed on August 15, 2006.  Under the terms of the Agreement, (heretofore filed on July 29, 2006 as an Exhibit to Form 8-K with date of report of July 29, 2006), GRWW purchased all of the assets of Seller used exclusively in its business free and clear of any and all liens, claims, charges, security interests, and encumbrances as the same existed on the Closing Date.  The purchase price was $200,000 with $45,000 in the form of a cash payment at closing and the balance of the purchase price in the form of GRWW restricted common stock; the number of shares of GRWW common stock to be determined by dividing the 10 day average closing price of the stock for the ten days prior to the closing of the transaction into the purchase price.

EXHIBITS

Exhibit Number	Description
10.1	Schedule 6(i)(1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2006

Greens Worldwide Incorporated

/s/ R. Thomas Kidd

By: __________________________________

R. Thomas Kidd, President & CEO

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